UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 18, 2015

ag&e holdings, INC.

(Exact name of registrant as specified in its charter)

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Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9500 West 55th Street, Suite A, McCook, Illinois

(Address of principal executive offices)

(708) 290 2100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On November 18, 2015, we entered into indemnification agreements with each of the members of our board of directors, Frank Martin, Merle Banta, Michael Levin and Anthony Speier.

We have agreed to indemnify and advance certain expenses to the indemnitees as provided in the indemnification agreements and as otherwise permitted by Illinois law. We have agreed to indemnify the indemnitees against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by him or her on his or her behalf in connection with any proceeding unless it is established by clear and convincing evidence that (a) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the indemnitee actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that his or her conduct was unlawful.

We will not indemnify an indemnitee for any loss or liability unless all of the following conditions are met: (i) the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of AG&E Holdings, Inc. (the “Company”); (ii) the indemnitee was acting on behalf of or performing services for the Company; and (iii) such indemnification is recoverable only out of the Company’s net assets and not from the Company’s stockholders, investors or stakeholders.

Furthermore, we will not indemnify an indemnitee:

●	if the proceeding was won by or in the right of the Company and the indemnitee is adjudged to be liable to the Company; or
●

if the indemnitee is adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the indemnitee, whether or not involving action in the indemnitee’s corporate status.

●	if the Proceeding was brought by indemnitee, unless the proceeding was brought to enforce indemnification under the agreement, and then only to the extent in accordance with and as authorized by the agreement, or unless our charter, bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the board of directors or an agreement approved by the board of directors to which the Company is a party expressly provide otherwise.

If an indemnitee is, or is threatened to be, made a party to any proceeding, we will, without requiring a preliminary determination of his or her ultimate entitlement to indemnification, advance all reasonable expenses incurred by or on behalf of him or her in connection with certain proceedings and which relates to acts or omissions with respect to the performance of duties or services on behalf of the Company. Such advance or advances will be made within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements will reasonably evidence the expenses incurred by the indemnitee and will include or be preceded or accompanied by a written affirmation by the indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification has been met and there has been a written undertaking by or on behalf of the indemnitee.

The indemnitee will submit to us a written request with such documentation and information necessary to determine whether and to what extent he or she is entitled to indemnification. The officer of the Company receiving any request will promptly advise the board of directors in writing that the indemnitee has requested indemnification. Upon written request for indemnification, a determination will promptly be made in the specific case. If it is so determined that the indemnitee is entitled to indemnification, payment to him or her will be made within ten days after such determination. Any expenses incurred by the indemnitee in so cooperating with the person, persons or entity making such determination will be borne by the Company. We will pay the reasonable fees and expenses of independent counsel, if one is appointed.

The indemnification agreements will continue until and terminate ten years after the date that the indemnitee’s corporate status will have ceased, provided that the rights of the indemnitee will continue until the final termination of any proceeding then pending or threatened in which the indemnitee is granted rights of indemnification or advance of expenses.

The indemnification and advance of expenses provided by, or granted pursuant to, the indemnification agreements will be binding upon and be enforceable by the parties and their respective successors and assigns, will continue as to an indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at the request of the Company, and will inure to the benefit of the indemnitee and the indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information described above under Item 1.01 is hereby incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

10.1	Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AG&E HOLDINGS, INC.

By:	/s/ Renee Zimmerman
Name: Renee Zimmerman
Title: Chief Financial Officer

Dated: November 18, 2015